UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2017

Aéropostale, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31314	31-1443880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Chubb Avenue, Lyndhurst, NJ 07071
 (Address of principal executive offices, including Zip Code)

(212) 425-4141
(Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company   

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 7, 2017, Aéropostale, Inc. (the “Company”) filed a Certificate of Amendment to its Restated Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware changing the Company’s name from Aéropostale, Inc. to ARO Liquidation, Inc. The Amendment became effective immediately upon the filing thereof with the Secretary of State.

The change of corporate name was effected in connection with the sale of certain of the Company’s intellectual property under the previously disclosed Asset Purchase Agreement, dated as of September 12, 2016, by and among the Company, the other direct and indirect subsidiaries of the Company signatory thereto, and Aero OpCo LLC, pursuant to which the Company sold substantially all of its assets to a consortium of buyers comprised of Authentic Brands Group, Simon Property Group, General Growth Properties, Hilco Merchant Resources, LLC and Gordon Brothers Retail Partners, LLC.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment filed with the Secretary of State of the State of Delaware on July 7, 2017

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARO Liquidation, Inc. (f/k/a Aéropostale, Inc.)

By:	/s/ William A. Brandt, Jr.
Name: William A. Brandt, Jr.
Title: Chief Restructuring Officer

Date:  July 11, 2017

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Amendment filed with the Secretary of State of the State of Delaware on July 7, 2017